UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2009

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2009, the Boards of Directors of ECB Bancorp, Inc. (“ECB”) and our subsidiary, The East Carolina Bank (the “Bank”), elected A. Dwight Utz as President, Chief Executive Officer and Director of both companies, and a member of the Boards’ joint Executive Committee, effective July 1, 2009. Mr. Utz will succeed our current President and Chief Executive Officer, Arthur H. Keeney III, whose previously announced retirement will be effective on the same date. Mr. Keeney will continue to serve as a Director of both companies.

Mr. Utz, age 55, previously served as Executive Vice President/Chief Retail Officer of MidSouth Bancorp, Lafayette, Louisiana, where he was employed since 2001. He was employed from 1973 to 1995 by CCNB Bank N.A., Camp Hill, Pennsylvania, where he held senior management positions and last served as Senior Vice President/Regional Market Executive. From 1995 to 2000, he was employed as a corporate Vice President of PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania.

The material terms of Mr. Utz’s employment were previously reported in our Current Report on Form 8-K dated April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: June 18, 2009	By:	/S/ Arthur H. Keeney III
Arthur H. Keeney III
President and Chief Executive Officer